Exhibit 99.1

Virtusa Announces Third Quarter Fiscal 2015 Consolidated Financial Results

•                  Third quarter fiscal 2015 revenue increased 4.5% sequentially and 22% year-over-year to $123.0 million.

•                  Third quarter fiscal 2015 operating income increased 19% sequentially and 31% year-over-year to $14.6 million.

•                  Generated $12.6 million of cash from operating activities during the third quarter of fiscal 2015.

•                  Third quarter fiscal 2015 diluted EPS increased to $0.40, compared to diluted EPS of $0.34 in the prior quarter and $0.35 in the year ago period.

•                  Added four new clients during the third quarter of fiscal 2015.

Westborough, MA — (February 4, 2015) Virtusa Corporation (NASDAQ GS: VRTU), a global business consulting and IT outsourcing company that combines innovation, technology leadership and industry solutions to transform the customer experience, today reported consolidated financial results for the third quarter fiscal year 2015, ended December 31, 2014.

Third Quarter Fiscal 2015 Consolidated Financial Results

Revenue for the third quarter of fiscal 2015 was $123.0 million, an increase of 4.5% sequentially and 22% year-over-year in reported currency.  On a constant currency basis,(1) third quarter revenue increased 6% sequentially and 22% year-over-year.

Income from operations increased to $14.6 million for the third quarter of fiscal 2015, compared to $12.2 million for the second quarter of fiscal 2015, and $11.2 million for the third quarter of fiscal 2014.

Net income for the third quarter of fiscal 2015 increased to $11.8 million, or $0.40 per diluted share, compared to $10.1 million, or $0.34 per diluted share, for the second quarter of fiscal 2015, and compared to $9.3 million, or $0.35 per diluted share, for the third quarter of fiscal 2014.

The Company ended the third quarter of fiscal 2015 with $224.5 million of cash, cash equivalents, and short-term and long-term investments.(2)  Cash flow from operations for the third quarter of fiscal 2015  was $12.6 million.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “Our results this quarter further validate that our initiatives to meet our clients’ dual mandate of simultaneously improving operational efficiencies through business transformation, and generating incremental revenue growth through digital initiatives are working.

We continue to strengthen our client relationships, increasing the value we deliver through our industry expertise and delivery excellence.”

Ranjan Kalia, Chief Financial Officer, said, “Our business continues to benefit from a greater number of transformational programs.  Investments in increased onsite effort will impact margins as these transformational programs ramp, but are expected to deliver returns as revenue scales and we leverage our global delivery model.” Kalia continued, “Our fourth quarter revenue guidance reflects continued strong growth, even when absorbing an expected impact of approximately $1.8 million from European currency movements.”

Financial Outlook

Virtusa management provided the following current financial guidance:

•                  Fourth quarter fiscal year 2015 revenue is expected to be in the range of $125.0 to $127.0 million, with diluted EPS of $0.39 to $0.41.

•                  Fiscal year 2015 revenue is expected to be in the range of $478.0 to $480.0 million, with diluted EPS of $1.44 to $1.46.

The Company’s fourth quarter and full fiscal year 2015 diluted EPS estimates assume an average share count of approximately 29.8 million and 29.6 million respectively, (assuming no further exercises of stock-based awards) and assume a stock price of $38.14, which was derived from the average closing price of the Company’s stock over the five trading days ended on February 3, 2015.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, February 4, 2015 at 5:00 pm Eastern time to discuss the Company’s third fiscal quarter 2015 financial results, current financial guidance, and other corporate developments.   To access this call, please dial 888-677-8756 (domestic) or 913-312-0642 (international).  The passcode is 7766113. A replay of this conference call will be available through February 11, 2015 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 7766113.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing, and modernizing their core customer-facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements. As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe, and Asia.

© 2011 - 2014 Virtusa Corporation. All rights reserved.

Virtusa, Accelerating Business Outcomes, BPM Test Drive and Productization are registered trademarks of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders

Footnotes

(1) To determine year-over-year constant currency revenue for the Company’s third quarter of fiscal 2015, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended December 31, 2013 of 1.62 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended December 31, 2014 of 1.58 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s third quarter of fiscal 2015, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended September 30, 2014 of 1.66 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended December 31, 2014 of 1.58 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents and short-term investments together with long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail).  Virtusa also presents its cash, cash equivalents and short term investments together with its long term investments to provide additional insight into its overall liquidity and cash position (see footnote (2) above for further detail).  These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.  Virtusa’s management believes that these non-GAAP revenue measures and liquidity presentations, when viewed with our results under U.S. GAAP and the accompanying reconciliations, are useful in providing additional information and evaluating Virtusa’s revenue and overall liquidity position. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Reconciliations of these non-GAAP revenue measures and liquidity presentations to GAAP financial measures are included in this press release.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the growth of our business and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; restrictions on immigration or changes in immigration laws; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa’s senior management team, political or economic instability in India, Sri Lanka or other geographies where Virtusa is located ; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the Euro, the Swedish krona and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2014	March 31, 2014
Assets:
Cash and cash equivalents	$98,278	$82,761
Short-term investments	85,923	55,888
Accounts receivable, net	73,582	64,662
Unbilled accounts receivable	25,175	26,548
Prepaid expenses	11,651	9,036
Deferred income taxes	6,026	6,610
Restricted cash	1,792	2,662
Other current assets	12,582	11,922
Total current assets	315,009	260,089

Property and equipment, net	35,888	35,346
Long-term investments	40,271	62,015
Deferred income taxes	4,272	4,651
Goodwill	51,331	53,448
Intangible assets, net	23,572	28,661
Other long-term assets	5,788	5,215
Total assets	$476,131	$449,425

Liabilities:
Accounts payable	$9,418	$11,002
Accrued employee compensation and benefits	22,047	27,175
Accrued expenses and other current liabilities	27,784	27,299
Income taxes payable	2,478	1,294
Total current liabilities	61,727	66,770
Deferred income taxes	2,037	2,744
Long-term liabilities	5,125	5,841
Total liabilities	68,889	75,355

Stockholders’ equity	407,242	374,070
Total liabilities and stockholders’ equity	$476,131	$449,425

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$122,996	$101,043	$352,969	$285,833
Costs of revenue	77,144	63,821	224,701	182,126
Gross profit	45,852	37,222	128,268	103,707
Total operating expenses	31,233	26,026	90,180	73,806

Income from operations	14,619	11,196	38,088	29,901

Other income (expense):
Interest income	1,410	1,021	3,799	2,623
Foreign currency transaction (losses) gains	(132)	138	(200)	(434)
Other, net	82	(4)	16	207
Total other income	1,360	1,155	3,615	2,396

Income before income tax expense	15,979	12,351	41,703	32,297
Income tax expense	4,200	3,023	10,806	7,969

Net income	$11,779	$9,328	$30,897	$24,328

Net income per share of common stock:
Basic	$0.41	$0.36	$1.08	$0.95
Diluted	$0.40	$0.35	$1.05	$0.92
Weighted average number of common shares outstanding
Basic	28,871,023	25,652,538	28,681,156	25,499,625
Diluted	29,627,621	26,540,682	29,471,089	26,333,720

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Nine Months Ended
	December 31,
	2014	2013
Cash flows provided by operating activities:
Net income	$30,897	$24,328
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,459	7,892
Share-based compensation expense	7,974	5,725
Reversal of contingent consideration	(1,833)	—
Provision for doubtful accounts,net	(30)	524
Loss on disposal of property and equipment	40	10
Deferred income taxes	73	—
Foreign currency losses, net	200	434
Amortization of discounts and premiums on investments, net	962	—
Excess tax benefits from stock option exercises	(3,968)	(2,974)
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(10,655)	6,205
Prepaid expenses and other current assets	109	(3,022)
Other long-term assets	(705)	(923)
Accounts payable	(898)	(1,171)
Accrued employee compensation and benefits	(8,710)	67
Accrued expenses and other current liabilities	5,840	(1,921)
Income taxes payable	1,371	4,639
Other long-term liabilities	645	(286)
Net cash provided by operating activities	31,771	39,527
Cash flows used for investing activities:
Proceeds from sale of property and equipment	84	71
Purchase of short-term investments	(8,605)	(12,302)
Proceeds from sale or maturity of short-term investments	16,017	5,024
Purchase of long-term investments	(25,911)	(7,074)
Proceeds from sale or maturity of long-term investments	7,500	800
Decrease (Increase) in restricted cash	669	(362)
Business acquisition	(684)	(6,156)
Purchase of property and equipment	(9,146)	(5,825)
Net cash used for investing activities	(20,076)	(25,824)
Cash flows provided by financing activities:
Borrowing on revolving credit facility	—	20,000
Proceeds from exercise of common stock options	2,535	2,330
Payment of contingent consideration related to acquisition	(441)	—
Principal payments on capital lease obligation	(91)	(12)
Excess tax benefits from stock option exercises	3,968	2,974
Net cash provided by financing activities	5,971	25,292
Effect of exchange rate changes on cash and cash equivalents	(2,149)	(2,788)
Net increase in cash and cash equivalents	15,517	36,207
Cash and cash equivalents, beginning of period	82,761	57,199
Cash and cash equivalents, end of period	$98,278	$93,406

Supplemental Non-GAAP Financial Information as of December 31, 2014 and 2013

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$98,278	$93,406

Short-term investments	85,923	40,766
Long-term investments	40,271	8,128
Total short-term and long-term investments, end of period	126,194	48,894

Total cash and cash equivalents, short-term investments and long-term investments	$224,472	$142,300

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